UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 8, 2019
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock Units
On April 8, 2019, our compensation committee made a special, one-time grant to Curtis W. Stoelting (Chief Executive Officer), Michael L. Gettle (President, Chief Operating Officer and Secretary) and Terence R. Rogers (Executive Vice President and Chief Financial Officer) of restricted stock units (“RSUs”) for 400,000, 400,000 and 76,000 shares of our common stock, respectively. Each RSU is equal in value to one share of our common stock, and one-fourth of the RSUs vest on each of April 8, 2020, 2021, 2022 and 2023. The recipients of these RSU awards generally must remain employed by us on a continuous basis through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that the recipients will be entitled to accelerated delivery of unvested RSUs in the case of the recipient’s death or disability, and upon termination of the recipient’s employment by the Company without cause or by the recipient for good reason. In addition, the recipients will be entitled to accelerated delivery of unvested RSUs upon a change in control of the Company,
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the form of Restricted Stock Unit Agreement to be used for these grants, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.
Grant of Performance Restricted Stock Units
On April 8, 2019, our compensation committee made a special, one-time grant to Messrs. Stoelting, Gettle, and Rogers of performance-based restricted stock units (“PRSUs”). Our compensation committee granted Messrs. Stoelting, Gettle and Rogers a target number of PRSUs equal to 455,200, 455,200, and 86,800 shares of our common stock, respectively. The PRSUs will vest on March 31, 2023.
The PRSUs may be earned based on the performance of our common stock price over the period beginning on April 8, 2019 and ending on May 15, 2023 (the “Performance Period”). The base price of the common stock for purposes of the PRSUs is $12.50.
If the price of our common stock improves by 1% during the Performance Period, then 9% of the target number of PRSUs will be earned; if the price of our common stock improves by 10% during the Performance Period, then 39% of the target number of PRSUs will be earned; if the price of our common stock improves by 20% during the Performance Period, then 72% of the target number of PRSUs will be earned; if the price of our common stock improves by 30% during the Performance Period, then 100% of the target number of PRSUs will be earned; if the price of our common stock improves by 40% during the Performance Period, then 124% of the target number of PRSUs will be earned; if the price of our common stock improves by 50% during the Performance Period, then 144% of the target number of PRSUs will be earned; if the price of our common stock improves by 60% during the Performance Period, then 163% of the target number of PRSUs will be earned; if the price of our common stock improves by 70% during the Performance Period, then 178% of the target number of PRSUs will be earned; if the price of our common stock improves by 80% during the Performance Period, then 193% of the target number of PRSUs will be earned; if the price of our common stock improves by 90% during the Performance Period, then 205% of the target number of PRSUs will be earned; if the price of our common stock improves by 100% during the Performance Period, then 217% of the target number of PRSUs will be earned; if the price of our common stock improves by 150% during the Performance Period, then 260% of the target number of PRSUs will be earned; and if the price of our common stock improves by 200% during the Performance Period, then 289% of the target number of PRSUs (the maximum number of PRSUs) will be earned.
The recipients of these PRSU awards generally must remain employed by us on a continuous basis through the end of the Performance Period in order to receive any amount of the PRSUs covered by that award, except that the recipients will be entitled to accelerated delivery of unvested PRSUs in the case of the recipient’s death or disability, and upon termination of the recipient’s employment by the Company without cause or by the recipient for good reason, with the amount of PRSUs earned based on the volume weighed average price of our common stock during the 90 days immediately preceding such event. In addition, the recipients will be entitled to accelerated delivery of unvested PRSUs upon a change in control of the Company, with the amount of PRSUs earned based on the share price of our common stock in the change of control.
While the ending stock price for purposes of measuring performance is generally the 90 day volume weighted average share price on May 15, 2023, if certain significant stockholders sell shares of common stock, or announce plans to sell shares of common stock, during the period from September 30, 2022 through March 31, 2023, then the ending stock price shall be calculated based on the greater of (a) the stock price at March 31, 2023, and (b) the stock price based on the Company’s trailing 12-month Adjusted EBITDA as of March 31, 2023, less debt, multiplied by 8, net of cash and long-term capital leases.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the form of Performance Restricted Stock Unit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: April 12, 2019	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer